CERTIFICATE OF AMENDMENT TO THE

                          CERTIFICATE OF INCORPORATION

                               BY THE SHAREHOLDERS                  FILED
                                                                 NOV 14 1997
                                       OF                       LONNA R. HOOKS
                                                              Secretary of State
                           ARC SLIDE TECHNOLOGIES LTD.

To:  Secretary of State
     State of New Jersey

     THE UNDERSIGNED, for the purpose of amending the orginal Certificate of Incorporation, as amended, of the above-named corporation, does hereby adopt the following Certificate of Amendment, pursuant to the provisions of Section 14A:9-2(4), and Section 14A:9-4(3), Corporations, General of the New Jersey Statutes.

     1. The name of the corporation is

                           ARC SLIDE TECHNOLOGIES LTD.

     2. The original Certificate of Incorporation of the Corporation was filed on October 21, 1992, which was amended by Amendment filed on August 22, 1994.

     3. Article First of the Certificate of Incorporation is hereby amended to read as follows:

     FIRST: The name of the Corporation is

                             ARC COMMUNICATIONS INC.

     4. Article Third of the Certificate of Incorporation is hereby amended to read as follows:

          THIRD: The aggregate number of shares which the corporation shall have the authority to issue is 50,000,000 common shares with $.001 par value.

     5. The foregoing amendment was adopted by the unanimous consent of the shareholders on October 13, 1997.

     6. The holders of all of the shares of the corporation entitled to vote on this amendment have signed a consent in writing adopting this amendment.

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Dated this 13th day of October, 1997.

                                                  ARC SLIDE TECHNOLOGIES LTD.

                                                  By:/s/ Steven H. Meyer
                                                     ---------------------------
                                                     Steven H. Meyer, President